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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763, 33-38145,
33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163, 333-75269,
333-51776 and 333-64822) of Intermagnetics General Corporation of our report dated July 16, 1999, relating to the consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows of Intermagnetics General Corporation and subsidiaries for year ended May 30, 1999, and the related schedule, which report appears in the May 27, 2001 annual report on Form 10-K of Intermagnetics General Corporation.

                                                              /s/  KPMG LLP


Albany, New York
August 24, 2001